UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2007

Commission file number: 000-32860

SHANGHAI CENTURY ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

23rd Floor, Shun Ho Tower

24-30 Ice House Street

Central, Hong Kong SAR

China

(Address of principal executive offices)

(852) 2854-8989

(Registrant’s telephone number, including country code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IMPORTANT NOTICES

SHANGHAI CENTURY ACQUISITION CORPORATION (“SHANGHAI CENTURY”) AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF SHANGHAI CENTURY’S SHAREHOLDERS TO BE HELD TO APPROVE THE ACQUISITION (DEFINED HEREIN). SHAREHOLDERS OF SHANGHAI CENTURY AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, SHANGHAI CENTURY’S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH SHANGHAI CENTURY’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION.

SUCH PERSONS ARE ALSO ADVISED TO READ SHANGHAI CENTURY’S FINAL PROSPECTUS DATED APRIL 24, 2006 FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF SHANGHAI CENTURY’S OFFICERS AND DIRECTORS AND THEIR RESPECTIVE INTERESTS SHOULD THE ACQUISITION BE CONSUMMATED.

THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO SHAREHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE ACQUISITION. SHAREHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO:

SHANGHAI CENTURY ACQUISITION CORPORATION

23RD FLOOR, SHUN HO TOWER

24-30 ICE HOUSE STREET

CENTRAL, HONG KONG SAR

CHINA

THE PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT, ONCE AVAILABLE, AND THE FINAL PROSPECTUS CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE AT HTTP://WWW.SEC.GOV.

Item 1.01	Entry into a Material Definitive Agreement

General; Structure of Acquisition

On May 28, 2007, Shanghai Century Acquisition Corporation (“Shanghai Century”) entered into a share purchase agreement (the “Purchase Agreement”) with Sichuan Kelun Pharmaceutical Co., Ltd. (“Kelun”), a joint stock limited company incorporated and existing under the laws of the People’s Republic of China (the “PRC” or “China”), and all the existing shareholders of Kelun (the “Kelun Shareholders”), pursuant to which Shanghai Century will acquire all of the issued and outstanding share capital of Kelun from the Kelun Shareholders (the “Acquisition”). The Acquisition constitutes a business combination as defined in the amended and restated articles of association of Shanghai Century. Kelun is principally engaged in the development and production of intravenous (IV) solution products and sales and distribution of these products to hospitals, clinics and other healthcare facilities in the PRC.

According to the China Pharmaceutical Industry Association, a nationwide pharmaceutical industry association registered with the PRC Ministry of Civil Affairs, Kelun is one of the top 50 pharmaceutical companies in the PRC. It is also the largest manufacturer of IV solution products in China in terms of units produced in 2005, according to Beijing Orientbit Technology Ltd, an independent pharmaceutical market research firm. The management of Kelun also believes that it has continued to maintain its position as the largest manufacturer of IV solution products in China to date. In August 2006, Kelun was recognized by the China Corporate Culture Promotion Society, Market News (published by the People’s Daily), Brand Magazine and three other PRC organizations as the most influential brand among all IV solution products in terms of the level of customer satisfaction.

References to Kelun below, as the context may require, may include Kelun, its 12 subsidiaries and one variable interest entity described below.

IV infusion is the administration of sterile fluids into the circulatory system, by means of a needle, directly into a vein of the human body. IV fluids, with or without medications, are stored in sterile glass bottles or plastic bottles or bags. Medications added to IV fluids include anti-virus, anti-bacterial drugs and other therapeutic chemopharmaceuticals, supplementary nutrients and electrolytes. Typically, IV infusion is used for three major purposes: (i) to add fluid volume to the circulatory system when there is an imbalance or depletion of normal body fluids caused by, for example, hemorrhage, burns or excessive physical exertion; (ii) to establish and maintain life support for an injured patient whose condition is unstable and may deteriorate; and (iii) to provide access for the administration of medications.

All the IV solutions produced by Kelun currently are generic pharmaceutical products, for which Kelun does not own any invention patents, and these products may be grouped in three broad categories: (i) electrolyte and acid-base balancing base solutions; (ii) therapeutic solutions carrying anti-virus or anti-bacterial drugs or other drugs; and (iii) solutions that contain nutrients. Kelun’s products are available in different volume sizes and are packaged in sterile bottles or bags made of glass, multi-layer co-extruded film (also known as non-polyvinyl chloride (non-PVC) film) and polypropylene (PP) as well as its patented upright-standing PP soft bag, which is an upgraded and improved form of PP package that has been approved by the State Food and Drug Administration of the PRC (“SFDA”) and classified separately by SFDA from the other three approved forms of IV solution packages. Non-PVC film and PP are two types of plastic materials.

Pursuant to the Purchase Agreement, the consideration payable by Shanghai Century for the Acquisition includes Shanghai Century’s ordinary shares and a cash payment as described below. Upon the completion of the Acquisition, Shanghai Century will be the sole shareholder of Kelun and will have direct control over Kelun and its wholly-owned and majority owned subsidiaries. The actual number of ordinary shares issuable by Shanghai Century to the Kelun Shareholders as a result of the Acquisition will be subject to the financial performance of the post-combination Shanghai Century at and after the Acquisition as described below.

The parties intend that the current management of Kelun will operate the post-Acquisition business following the closing of the Acquisition (the “Closing”). These management members include Mr. Gexin Liu, the current chairman of Kelun’s board of directors, Mr. Zhipeng Cheng, an executive director and the general manager of Kelun, Ms. Hui Pan, an executive director and the vice president of Kelun for procurement, Mr. Long Liang, an executive director and the head of the research and development division of Kelun, Mr. Suihua Liu, the current vice president of Kelun in charge of financial matters, human resources and general administration, Mr. Deguang Chen, the current deputy general manager of Kelun in charge of sales and marketing, and Mr. Yangyu Wan, the current vice president of Kelun in charge of production.

Also, the parties intend that the board of directors of the post-Acquisition entity will initially consist of nine directors, including Mr. Gexin Liu, Mr. Zhipeng Cheng, Ms. Hui Pan, Mr. Long Liang, Mr. Anthony Kai Yiu Lo, Mr. Franklin D. Chu and three additional independent non-executive directors to be nominated jointly by Mr. Gexin Liu and Messrs. Lo and Chu, who are the current co-chief executive officers of Shanghai Century.

Following the Closing of the Acquisition, Shanghai Century will be renamed as China Kelun Pharmaceutical Corporation.

The Closing of the Acquisition is subject to a number of closing conditions which are explained below, including receipt of approval by Shanghai Century’s shareholders and governmental approvals in the PRC.

Purchase Price

The aggregate purchase price payable by Shanghai Century to the Kelun Shareholders includes Shanghai Century’s ordinary shares and cash payments as described below, which will be paid in the following manner:

•

At the Closing, Shanghai Century will issue an aggregate of 20,000,000 ordinary shares to the Kelun Shareholders, provided that, if the combined net profit of Kelun for 2006 (subject to carveouts of certain accounting items as set forth in the Share Purchase Agreement), based on the 2006 Combined Financials (as defined below under the heading “Representations and Warranties”), equals or is less than RMB101.7 million, then the number of ordinary shares payable to the Kelun Shareholders will be subject to renegotiation by Shanghai Century, Kelun and the Kelun Shareholders.

•

Following the Closing, if the post-combination entity achieves or exceeds RMB180 million, RMB260 million and RMB370 million in net profit (excluding the effects of certain accounting items) in 2007, 2008 and 2009, respectively, Shanghai Century will issue to the Kelun Shareholders an aggregate of 5,000,000 additional ordinary shares after the end of 2007, 2,000,000 additional ordinary shares after the end of 2008 and 2,000,000 additional ordinary shares after the end of 2009.

•

Following the Closing, Shanghai Century will pay an aggregate of US$11,500,000 to the Kelun Shareholders within 60 days after the earlier of (a) the date when Shanghai Century sends the notice of redemption to the holders of Shanghai Century’s outstanding redeemable warrants after the last sales price of Shanghai Century’s ordinary shares equals or exceeds US$11.50 per share for any 20 trading days within a 30 trading day period ending three business days before Shanghai Century sends the notice of redemption and (b) the date when the agent for Shanghai Century’s warrants notifies Shanghai Century that at least 70% of the outstanding warrants have been exercised.

Representations and Warranties

The Purchase Agreement contains representations and warranties of each of Kelun and the Kelun Shareholders to Shanghai Century relating to, among other things, (a) ownership and capitalization; (b) organization; (c) ownership, capitalization and organization of Kelun’s subsidiaries and its variable interest entity; (d) authority and corporate action, no conflict; (e) consents and approvals in connection with the Purchase Agreement; (f) possession of and compliance with necessary licenses and permits; (g) taxes, tax returns and audits; (h) financial statements; (i) no undisclosed liabilities; (j) leases and ownership of real properties; (k) leases and ownership of tangible personal property; (l) contracts; (m) intellectual property rights; (n) title to and condition of assets; (o) employee plans and labor matters; (p) related-party transactions; (q) environmental matters; (r) insurance; (s) litigation; and (t) disclosure.

Shanghai Century also makes certain representations and warranties in the Purchase Agreement to Kelun and the Kelun Shareholders relating to, among other things: (a) organization; (b) capitalization; (c) subsidiaries; (d) authority and corporate action, no conflict; (e) consents and approvals in connection with the Purchase Agreement; (f) consents and approvals; (g) valid issuance of Shanghai Century’s ordinary shares; (h) SEC reports; (i) litigation; (j) disclosure; and (k) related-party transactions.

Covenants

Each of Kelun, the Kelun Shareholders and Shanghai Century has agreed to continue to operate the respective businesses of Kelun and Shanghai Century in the ordinary course prior to the Closing.

In addition, Shanghai Century has made a number of other covenants in the Purchase Agreement, including:

•

that it will use its commercially reasonable efforts to file with the United States Securities and Exchange Commission (the “SEC”) within three months after the date of the Purchase Agreement the proxy statement for the calling and holding of Shanghai Century’s shareholders’ meeting to approve the Acquisition; and

•

that it will cause a meeting of its shareholders to be held and use its best efforts to obtain all necessary approvals from Shanghai Century’s shareholders in connection with the Purchase Agreement and the Acquisition.

Kelun and the Kelun Shareholders covenant and agree in the Purchase Agreement that:

•

Kelun and each Kelun Shareholder will provide Shanghai Century and its representatives with reasonable access to and allow Shanghai Century and its representatives to make reasonable inspections of all books, financial records and other related materials, facilities and assets of Kelun, its subsidiaries, its variable interest entity and their businesses;

•

Kelun will, as soon as practicable after the signing of the Purchase Agreement, deliver to Shanghai Century, among other things, (a) the consolidated financial accounts of Kelun and Hunan Kelun Pharmaceutical Co., Ltd., the sole subsidiary of Kelun as of December 31, 2006 (“Hunan Kelun,” collectively with Kelun, “Kelun Parent”), audited in accordance with US generally accepted accounting principles (“US GAAP”) for the three financial years ended December 31, 2004, 2005 and 2006, (b) the financial accounts, either on a combined basis or on a separate basis as determined by Kelun’s independent auditors, of 11 subsidiaries and one variable interest entity acquired by Kelun after the financial year ended December 31, 2006 (collectively, the “Acquired Companies”), audited in accordance with US GAAP for the three financial years ended December 31, 2004, 2005 and 2006, and (c) the combined financial accounts of Kelun Parent and the Acquired Companies for the financial year ended December 31, 2006 prepared by the management of Kelun in accordance with US GAAP based on the audited financial accounts of each of Kelun Parent and the Acquired Companies after adjustments for inter-company transactions and unrealized profits relating thereto and for the 20% minority interest in two subsidiaries (the “2006 Combined Financials”);

•

Kelun and its subsidiaries as well as its variable interest entity will maintain insurance polices providing insurance coverage for their businesses and assets in the amounts and against the risks that are commercially reasonable for their businesses and risks covered;

•

Kelun and the Kelun Shareholders will procure that, before the Closing, each of Mr. Gexin Liu, Mr. Zhipeng Cheng, Ms. Hui Pan, Mr. Suihua Liu, Mr. Yangyu Wan, Mr. Deguang Chen and Mr. Long Liang and other key employees of Kelun designated jointly by Mr. Gexin Liu and the current co-chief executive officers of Shanghai Century shall enter into an executive employment agreement with Shanghai Century and Kelun, and that each of the other managers of Kelun, its subsidiaries and its variable interest entity designated by Mr. Gexin Liu shall enter into a management employment agreement with Kelun or the relevant Kelun subsidiary as the case may be. All other employees of Kelun, its subsidiaries and its variable interest entity shall each enter into a labor contract with Kelun or the relevant Kelun subsidiary, as the case may be;

•

each of the Kelun Shareholders will protect Kelun’s confidential information and maintain the confidentiality of Kelun and each Kelun subsidiary’s proprietary information and, without the written consent of Shanghai Century, shall not compete with the business of Kelun, its subsidiaries or affiliates anywhere in the PRC, Hong Kong and Taiwan for a period beginning on the date of the Closing and ending on the later of (a) five years from the Closing and (b) two years after such shareholder terminates its respective employment relationship with Kelun;

•

until the Closing, Kelun and the Kelun Shareholders will not take, nor will they permit any Kelun subsidiary to take, directly or indirectly, any action to initiate, assist, solicit, receive, negotiate, encourage or accept any offer, inquiry or proposals to engage in any acquisition proposal, enter into any agreement or understanding, or participate in discussions or, negotiations or furnish information with respect to the acquisition of Kelun or any Kelun subsidiary or any part of their respective assets or businesses; and

•

each of the Kelun Shareholders have agreed not to sell, pledge or transfer the ordinary shares of Shanghai Century received pursuant to the terms of the Purchase Agreement for a period of 24-months after the date of issuance of such shares.

Conditions to Closing

A. General Conditions

The Closing is conditional upon the fulfillment or waiver at or prior to the Closing of (i) the approval of the Purchase Agreement and related transactions by the shareholders of Shanghai Century at a meeting called for such purpose; (ii) the obtaining of all requisite permits of the relevant PRC governmental authorities in connection with the Acquisition; (iii) the clearance of all the SEC’s comments with respect to the proxy statement for the meeting of Shanghai Century’s shareholders to approve the Acquisition; (iv) the absence of an order, stay, judgment or decree issued by any governmental authorities questioning or seeking to enjoin, modify, amend or prohibit the consummation of the transactions contemplated in the Purchase Agreement and the Closing; and (v) execution and delivery to each party of each of the transaction documents.

In connection with seeking shareholder approval of the Acquisition by Shanghai Century’s shareholders, Shanghai Century will furnish such shareholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which among other matters, will include a description of the business of Kelun and certain financial information related to it. The holders of Shanghai Century’s ordinary shares issued prior to its initial public offering (“IPO”), including shares held by the current officers and directors of Shanghai Century, have agreed to vote in the matter of the Purchase Agreement as the majority of the shares sold in the IPO (“Public Shares”) are voted. Additionally, if holders owning 20% or more of the Public Shares both vote against the transaction and exercise their right to convert the Public Shares into a pro rata portion of the funds held in trust by Shanghai Century, then the transactions contemplated by the Purchase Agreement cannot be approved.

B. Kelun and the Kelun Shareholders’ Conditions to Closing

The obligations of Kelun and the Kelun Shareholders to consummate the transactions contemplated by the Purchase Agreement are conditioned upon (a) the absence of any adverse changes in Shanghai Century’s assets or financial conditions and (b) Shanghai Century’s performance of each of the following, among other things:

•	delivering to the Kelun Shareholders the Shanghai Century ordinary shares and the cash amounts as transaction consideration pursuant to the Purchase Agreement;

•

ensuring that the representations and warranties of Shanghai Century which are qualified by any materiality standard are true and correct in all respects as of the Closing, that all other representations and warranties of Shanghai Century are true and correct in all material respects as of the Closing, and that all covenants of Shanghai Century contained in the Purchase Agreement have been materially complied with;

•	obtaining and delivering to Kelun and the Kelun Shareholders all third-party consents required for the consummation of the Acquisition;

•	completing all necessary proceedings, corporate or otherwise, in connection with the consummation of the transactions contemplated by the Purchase Agreement; and

•	performing all of its covenants, agreements and obligations pursuant to the terms of the Purchase Agreement.

C. Shanghai Century’s Conditions to Closing

Shanghai Century’s obligation to consummate the transactions contemplated by the Purchase Agreement is conditioned upon (a) the absence of any adverse changes in Kelun’s business, operations, financial results or prospects, (b) the obtaining by Shanghai Century of an opinion from a third party financial advisor to Shanghai Century stating that the consideration payable by Shanghai Century to the Kelun Shareholders in connection with the Acquisition is fair, from a financial point of view, to the unaffiliated shareholders of Shanghai Century and that the combined fair market value of Kelun, its subsidiaries and its variable interest entity is at least equal to 80% of the net asset value of Shanghai Century and (c) Kelun’s performance of each of the following, among other things:

•	delivering to Shanghai Century the Kelun shares and the transaction documents contemplated in the Purchase Agreement;

•

ensuring that the representations and warranties of Kelun and the Kelun Shareholders which are qualified by any materiality standard are true and correct in all respects as of the Closing, that all other representations and warranties of Kelun and the Kelun Shareholders are true and correct in all material respects as of the Closing, and that all covenants of Kelun and the Kelun Shareholders contained in the Purchase Agreement have been materially complied with;

•	obtaining and delivering to Shanghai Century all third-party consents required for the consummation of the Acquisition;

•	performing all covenants, agreements and obligations of Kelun and the Kelun Shareholders required pursuant to the terms of the Purchase Agreement;

•	obtaining all requisite approvals from the PRC Ministry of Commerce and other PRC governmental authorities in connection with the Acquisition;

•	completing all necessary proceedings, corporate or otherwise, in connection with the consummation of the transactions contemplated by the Purchase Agreement;

•

executing and delivering to Shanghai Century the executive employment agreements with key employees, including Mr. Gexin Liu, Mr. Zhipeng Cheng, Ms. Hui Pan, Mr. Long Liang, Mr. Suihua Liu, Mr. Deguang Chen and Mr. Yangyu Wan;

•

providing a certification that, on a consolidated basis, immediately prior to the Closing, Kelun has no less than RMB60,000,000 in cash assets and will only have short- and long-term debt arising in the ordinary course of business; and

•

executing and delivering to Shanghai Century a voting agreement, providing, among other things, that the Kelun Shareholders will vote all their Shanghai Century ordinary shares acquired by them in favor of the nominees designated by the current co-chief executive officers of Shanghai Century as directors of the post-Acquisition entity, for a period commencing from the date of Closing and ending December 31, 2010.

Termination and Abandonment

The transactions contemplated by the Purchase Agreement may be terminated and/or abandoned any time prior to the Closing:

•	by mutual written consent of Shanghai Century and Kelun and the Kelun Shareholders;

•

by Shanghai Century if Kelun or any Kelun Shareholder amends or supplements any Kelun or Kelun Shareholders’ disclosure schedule which is attached to the Purchase Agreement and such amendment has a material adverse effect on Kelun;

•	by either Shanghai Century or Kelun, if the Closing has not occurred by April 28, 2008;

•

by Kelun, if Shanghai Century breaches any of its covenants or if the representations and warranties of Shanghai Century are not true and correct in all material respects, at the time they were made, or if such representations and warranties are not true and correct at and as of the Closing as though such representations and warranties were made again at and as of the Closing, except to the extent that such representations are made as of a specific date prior to the Closing;

•

by Shanghai Century, if Kelun or any Kelun Shareholder breaches any of its covenants or if the representations and warranties of Kelun or any Kelun Shareholder are not true and correct in all material respects, at the time they were made, or if such representations and warranties are not true and correct at and as of the Closing as though such representations and warranties were made again at and as of the Closing, except to the extent that such representations are made as of a specific date prior to the Closing;

•

by Kelun, if the board of directors of Shanghai Century (or any committee thereof) at the time of the signing of the Purchase Agreement shall have withdrawn or modified its approval of, or failed to recommend the Purchase Agreement or any of the transactions contemplated thereby for approval in a manner adverse to Kelun; and

•

by either Shanghai Century or Kelun, if Shanghai Century’s shareholders do not approve the Purchase Agreement and the transactions contemplated therein or if the public shareholders of Shanghai Century owning an aggregate amount of more than 20% of the Shanghai Century ordinary shares choose to exercise their redemption rights.

In the event of termination and abandonment of the Purchase Agreement and the transactions contemplated therein, all further obligations shall terminate, no party shall have any right against the other party, and each party shall bear its own costs and expenses and return all documents, work papers and other material (and all copies thereof) to the other party. Notwithstanding the foregoing, all confidentiality obligations of the parties will survive such termination or abandonment.

Employment Agreements

Each of Mr. Gexin Liu, Mr. Zhipeng Cheng, Ms. Hui Pan, Mr. Suihua Liu, Mr. Yangyu Wan, Mr. Deguang Chen, Mr. Long Liang and the other key employees designated jointly by Mr. Gexin Liu and the current co-chief executive officers of Shanghai Century will enter into an executive employment agreement with Shanghai Century and Kelun. In general, these agreements will provide for employment terms of three years at current compensation levels and include intellectual property assignment and non-competition provisions for a period beginning on the date of the Closing and ending on the later of (a) five years from the Closing and (b) two years after such shareholder terminates his or her respective employment relationship with Kelun and Shanghai Century. Each of the other managers of Kelun, its subsidiaries and its variable interest entity will enter into a management employment agreement with Kelun or the relevant Kelun subsidiary, as the case may be.

Item 7.01	Regulation FD Disclosure

Overview of Kelun

Kelun is principally engaged in the development and production of IV solution products and sales and distribution of such products to hospitals, clinics and other healthcare facilities in the PRC. Kelun commenced its operations in Chengdu, Sichuan Province, China in May 1996, and since 2003, has become one of the top 50 pharmaceutical companies in China, according to the China Pharmaceutical Industry Association, a nationwide industry association registered with the PRC Ministry of Civil Affairs. In 2005, Kelun produced more than one billion units of IV solution products, making it the largest manufacturer of IV solution products in China, according to Beijing Orientbit Technology Ltd., an independent pharmaceutical market research firm. In 2006, according to the management of Kelun, it continues to produce more than one billion IV solution products, and the management of Kelun believes that it has continued to maintain its position as the largest manufacturer of IV solution products in China to date. In August 2006, Kelun was recognized by the China Corporate Culture Promotion Society, Market News (published by the People’s Daily), Brand Magazine and three other PRC organizations as the most influential brand among all IV solution products in terms of customer satisfaction level.

IV infusion is the administration of sterile solutions into the circulatory system, by means of a needle, directly into a vein of the human body. IV solutions, with or without medications, are stored in sterile glass bottles or plastic bottles or bags. Medications added to IV solutions include anti-virus, anti-bacterial drugs and other therapeutic chemopharmaceuticals, supplementary nutrients and electrolytes.

IV solution products accounted for a substantial majority of Kelun’s total combined revenue in 2006. The IV solution products produced by Kelun may be grouped into three broad categories: (i) electrolyte and acid-base balancing solutions; (ii) therapeutic solutions carrying anti-virus or anti-bacterial drugs or other drugs; and (iii) solutions that contain nutrients. All the IV solutions currently produced and distributed by Kelun are generic pharmaceutical products for which Kelun does not own any invention patents. However, Kelun has developed a number of new proprietary innovative IV solution products and plans to commercially launch a number of these products in the next several years. These new proprietary innovative products are described below in more detail.

Kelun’s IV solution products are available in different volume sizes, ranging from 50ml to 500ml, and are packaged in sterile bottles or bags made of glass, multi-layer co-extruded film (also known as non-polyvinyl chloride (non-PVC) film), polypropylene (PP) as well as its patented upright-standing PP soft bags, an upgraded form of PP package which has been approved by the SFDA and classified separately by SFDA from the other three approved forms of IV solution packages. All IV solution products currently commercially sold by Kelun have obtained necessary approvals from SFDA and other PRC governmental authorities.

In addition to IV solution products, Kelun also produces other generic prescription drugs and over-the-counter (OTC) medicines which are available in various forms including small volume injection solutions, sterile powder injections, lyophilized powder injections, tablets, capsules, powder and oral solutions.

Kelun originally commenced operations as Sichuan Kelun Pharmaceutical Factory (“Kelun Factory”) in May 1996 as a joint stock cooperative entity established in the PRC by Chengdu Xindu Enterprise Group Company (“Xindu Enterprise”), a collectively owned enterprise established in the PRC, and Sichuan Kelun Industrial Company Limited (“Kelun Industrial”), a PRC limited liability company which was majority-owned by certain current shareholders of Kelun including Mr. Gexin Liu, Mr. Zhipeng Cheng and Ms. Hui Pan. At that time, Xindu Enterprise and Kelun Industrial owned 85% and 15% of the equity interests in Kelun Factory, respectively.

Between May 2000 and December 2001, 18 individuals, including Mr. Gexin Liu, Mr. Zhipeng Cheng and Ms. Hui Pan, acquired the entire equity interests in Kelun Factory from Xindu Enterprise and Kelun Industrial through a series of transactions. In April 2002, Kelun Factory was converted into a limited liability company. In August 2003, Kelun Factory was converted into a joint stock company and changed its name to Sichuan Kelun Pharmaceutical Co., Ltd.

Currently, Kelun has 12 subsidiaries and one variable interest entity which operate in various provinces throughout the PRC. Among these 13 operating entities, Hunan Kelun was acquired in 2003 from Kelun Industrial Group, a related party of Kelun. The remaining 12 operating entities, or the Acquired Companies, were acquired during the first four months of 2007 as part of a restructuring effected to facilitate the Acquisition (the “Restructuring”). Among these 12 recently acquired entities, Jilin Kelun is a variable interest entity of Kelun in which Kelun currently does not have a direct equity interest. However, pursuant to a contractual arrangement between Kelun and the shareholders of Jilin Kelun, Kelun is able to control the management and operations of Jilin Kelun and is entitled to the entire economic benefits derived from Jilin Kelun’s operations.

On a combined basis after eliminating inter-company transactions and adjusting for the 20% minority interest in two subsidiaries but without taking into account the pro forma effect of the Acquisition, Kelun Parent and the Acquired Companies had combined total revenues and net profit in 2006 of approximately RMB1.38 billion (US$176.7 million) and RMB113 million (US$14.5 million), respectively (the conversion of Renminbi (RMB) into U.S. dollars is based on the exchange rate of US$ = 7.8087). The combined Kelun business currently has approximately 6,700 employees and 25 IV solution production lines.

All financial information included in this Form 8-K was prepared by Kelun as a private company based on unaudited management accounts under US GAAP and may be different from Kelun’s audited results. Accordingly, such information may be adjusted and presented differently in the preliminary proxy statement and in the definitive proxy statement to be mailed to Shanghai Century’s shareholders to approve the Acquisition. In particular, it is anticipated that such proxy statements will contain financial information showing the combined results of Kelun Parent, the Acquired Companies and Shanghai Century which will be prepared on a pro forma basis in accordance with applicable accounting standards and will be different from the combined financial data provided above. In addition, the financial information contained in this Form 8-K is not intended to present the financial statements required under Regulation S-X of the U.S. federal securities laws.

Product Portfolio

Kelun currently manufactures and supplies more than 90 IV solution products in China, which it believes constitutes the largest IV solution product portfolio among all pharmaceutical manufacturers operating in the PRC. According to the management of Kelun, the top five solution products in terms of units sold in 2006 are Kelun-branded 5% glucose solution, 10% glucose solution, sodium chloride solution, glucose sodium chloride solution and tinidazole solution, all of which, except tinidazole solution, are electrolyte and acid-base balancing base solutions. Tinidazole solution is a type of anti-bacterial solution product. Kelun manufactures all of the chemical formulations contained in its IV solution products. They are all generic pharmaceuticals for which Kelun does not own any invention patents.

Kelun held the leading market share position in terms of total units of IV solution products produced in China in 2005, based on data from Beijing Orientbit Technology Ltd. Also, according to China Pharmaceutical Annual Statistic Report, 13 of Kelun’s IV solution products ranked number one in terms of revenues in the Chinese market in 2005, of which the following seven products, vitamin C solution, tinidazole solution, ciprofloxacin lactate and sodium chloride solution, ofloxacin glucose solution, norfloxacin glucose solution, dextran solution and levofloxacin hydrochloride sodium chloride solution, each held more than a 40% market share in its respective market in 2005. In addition, Kelun has 69 new products in its development pipeline pending SFDA approval.

IV solution products are sold in bottles or bags made of glass, non-PVC film or PP materials. Unlike the U.S. and European markets where the majority of IV solution products are packaged in non-PVC soft bags and PP bottles/bags, the majority of IV solution products currently sold in China are packaged in glass bottles. Similarly, the majority of the IV solution products currently produced and sold by Kelun in China are packaged in glass bottles. Kelun believes that the China market will eventually follow the trend of the U.S. and European markets by purchasing more IV solution products packaged in non-PVC film and PP materials and that glass bottles will be eventually phased out as the major form of packaging for IV solution products, because containers made of non-PVC film or PP materials are lighter and more sturdy and can be shipped and stored more easily than glass bottles. To capture this market opportunity, commencing in 2003, Kelun started offering to the China market IV solution products in non-PVC soft bags and PP bottles/bags. Furthermore, Kelun has recently developed and introduced in the China market an innovative patented proprietary technology to package its IV solution products in an upright-standing PP soft bag. Kelun believes that this new product has a number of competitive advantages over other IV solution products. For example, unlike the conventional PP IV solution bottles, which are half-sealed and rely on air pressure to disperse solutions that may cause air embolisms or contamination, Kelun’s upright-standing PP soft bag allows the solution to be evenly dispersed automatically without air pressure and therefore can be totally sealed to prevent any air contamination, which is safer for patients. Also, compared to soft bags made of non-PVC plastic film, Kelun’s upright-standing PP bag allows the IV solution packages to be positioned upright during the course of treatment, which provides a greater convenience to healthcare personnel in reading the labels on the packages and in preparing for IV administration.

Kelun received a pharmaceutical packaging material and container registration certificate issued by SFDA for its upright-standing PP soft bag in November 2005 and started commercially producing and selling such bags in the PRC market in June 2006. In October 2006, Kelun’s upright-standing PP bag was granted a utility patent by the PRC State Intellectual Property Bureau. The sale of such product accounted for a small portion of Kelun’s total combined revenues for 2006, but Kelun believes that the demand will increase in future periods.

In addition to IV solution products, Kelun also produces 342 prescription and OTC drugs which are available in various forms including small volume injection solutions, sterile powder injections, lyophilized powder injections, tablets, capsules, powder and oral solutions. These prescription and OTC drugs are sold through Kelun’s sales network to hospitals, clinics and other healthcare facilities as well as licensed pharmaceutical trading companies. According to the management of Kelun, the top five prescription and OTC drugs produced by Kelun in terms of units sold in 2006 were cefazolin sodium solution for small volume injection, acyclovir tablets, ampicillin sodium solution for small volume injection, 50% glucose solution and azithromycin dispersible tablets, all of which, except the 50% glucose solution, are types of antisceptic drugs. All prescription and OTC drugs produced and sold by Kelun are generic drugs for which Kelun does not own any invention patents.

Production

Kelun, together with its 12 subsidiaries and one variable interest entity, currently operates 25 GMP certified IV solution production lines, of which 16 are for IV solution products packaged in glass bottles and 9 are for IV solution products packaged in non-PVC soft bags and PP bottles/bags, including two production lines for IV solution products packaged in its patented upright-standing PP soft bags. GMP stands for China’s good practice certification for production of pharmaceutical products. Based on Kelun management’s estimates, Kelun’s current total manufacturing capacity for IV solution products is 1.4 billion units per year.

Except for glass bottles, the majority of which are sourced from unrelated third party suppliers, all IV solution containers are manufactured by Kelun on its own production lines. Kelun, through one of its subsidiaries, also produces various components and active ingredients needed for the manufacture of the solutions for its IV products and other prescription and OTC drugs.

The facilities of Kelun, its subsidiaries and variable interest entity occupy an aggregate total floor area of approximately 647,978 square meters. These operating facilities are strategically situated in eight provinces located in Eastern China, Midwestern China, Northeastern China and Southwestern China, which enable Kelun to deliver its products across China in a cost-effective and timely manner.

Kelun’s production facilities have received all requisite licenses and permits in the PRC, including GMP certification.

Sales and Distribution

Kelun distributes its IV solution products and other products through a nationwide distribution network that consists of 53 exclusive principal regional sales agents who use over 2,500 sales persons covering regional markets throughout China. These principal regional sales agents have in-depth knowledge of the local markets and local regulatory authorities’ practices. They market Kelun’s products directly to local distributors, hospitals, clinics and other healthcare facilities, and communicate with such entities on a continuous basis to understand their needs. Through these principal regional sales agents, Kelun is able to gain first hand information about the local markets which help it formulate and adjust its sale targets and strategies on a timely basis.

Kelun currently focuses on customers in first tier large metropolitan cities and second tier middle-to-small size cities. The healthcare network in China’s rural areas has been underdeveloped and healthcare expenditures in these markets are substantially lower than in urban markets. However, the central government has announced its intention to increase its investment in these markets over the next few years to improve the healthcare network in rural areas. Kelun’s management believes that this presents a growth opportunity for Kelun’s business and intends to leverage its established nationwide distribution network to increase its sales in rural markets.

Kelun has commenced providing a specialized pharmacy intravenous admixture service, or PIVAS, to promote sales of its IV solution products in China. PIVAS is a specialized, value-added service whereby Kelun-trained technicians mix, dispense and label for patient specific and anticipatory IV fluid prescriptions by following strict procedures related to the stability of the fluid mixtures, sterility, solubility of added ingredients, considerations of incompatibilities, storage and proper labeling. Kelun intends to continue to provide this specialized PIVAS, free of charge, to large hospitals in China, which have a large purchase volume of Kelun’s IV solution products, and believes that by providing this service, it will boost the sales of its IV solution products.

In addition to its sales in the domestic market, Kelun has limited export sales to Kazakhstan, Myanmar, Mongolia, Thailand and Tanzania.

Research and Development

Sichuan Kelun Pharmaceutical Research Co., Ltd., or Kelun Pharma Research, the research and development arm of Kelun, has an in-house research and development team of 56 professionals and employs a market-oriented approach to research and development. Kelun Pharma Research helps Kelun identify and acquire, from unrelated third parties, formula for new IV solution products and other generic pharmaceutical products that have mass consumption bases and widespread market acceptance. It also conducts various pharmacological studies (including studies regarding drug synthesis, quality control, dosage form production and drug stability) and organizes and coordinates preclinical tests on animals and pharmacological and toxicological studies as well as clinical tests with eligible institutions and healthcare facilities. Kelun Pharma Research is also responsible for all requisite filings and applications with the SFDA and other regulatory registrations for new pharmaceutical products developed by Kelun. In addition to focusing on the research and development of new pharmaceuticals, the research and development team also focuses on production and packaging technologies that it believes will enhance the competitiveness of its existing IV solution and other pharmaceutical products. For example, Kelun’s research and development team successfully developed its patented upright-standing PP soft bag packaging, design and manufacturing technologies in 2004.

To date, all the pharmaceutical products sold by Kelun, including its IV solution products, have been generic and are based on formula acquired from unrelated third parties. However, Kelun has begun developing its own proprietary pharmaceutical products in recent years. It has developed a number of pharmaceutical products, for which SFDA approval is pending, including phospholipids injections for treating fatty liver, bromodihydoartemisinin for treating certain types of cancer, azelnidipine for treating hypertension, chuanxiong oil for treating cardiovascular and cerebrovascular diseases and huangqizaogans injection for treating cardiovascular diseases and has filed patent applications for these products in China.

Kelun also cooperates with hospitals, universities and research institutions in China to jointly develop new IV solutions and other related technologies. In doing so, Kelun is able to maximize efficiency and benefit from pooled resources and greater research and development capabilities.

Intellectual Property

Kelun has registered 87 trademarks in Chinese and English in China, which are used in the labeling of its principal products. Its trademark “KELUN” (in Chinese) is widely used on Kelun’s IV solution products, and Kelun believes its brand name is well-known by medical professionals in China.

Kelun does not have any invention patents for any pharmaceutical products currently produced or supplied by Kelun. However, it currently owns in China 11 new invention patents for certain manufacturing methods or technologies and for certain compounds, in addition to four utility patents and four design patents, including a utility patent for upright-standing PP soft bags. In recent years, Kelun has been increasing its efforts in developing its own proprietary innovative pharmaceutical products and now has a total of 27 pending patent applications in China relating to various pharmaceutical drugs and designs for IV solution products.

Kelun’s Strengths

Kelun’s success is attributable to the following principal factors:

Strong management team with proven ability to lead Kelun’s growth — Kelun’s management team has successfully led Kelun’s operations and increased its revenues and profits through rapid organic growth and acquisition of complementary products, technologies and business operations. Mr. Gexin Liu, Kelun’s founder and chairman of its board of directors, has 35 years of experience in the pharmaceutical industry. Mr. Zhipeng Cheng, Kelun’s executive director and general manager, has a master’s degree in pharmacology and over 21 years of experience in the pharmaceutical industry. Ms. Hui Pan, an executive director and vice president for procurement of Kelun, has over 25 years of experience in the pharmaceutical industry. Mr. Long Liang, an executive director and the head of Kelun’s research and development division, has a master’s degree in pharmacology and over 20 years of experience in pharmaceutical research, development and drug registration. Members of Kelun’s management team have contributed to the discovery, development and approval of multiple product candidates and are also experts in the marketing of pharmaceuticals in China. In addition, Kelun complements its management team with a network of scientific and clinical advisors. Kelun’s management believes that the technical knowledge and operating experience of its senior executives provide a strong foundation for its future growth, and their relationships with many industry participants and knowledge of and experience in the pharmaceutical industry in China allow Kelun to understand industry trends, technological developments and practical applications of medical technologies, which will assist Kelun in continuing to grow its business both organically and through acquisitions.

Nationwide distribution network — Kelun has established a nationwide distribution network of 53 exclusive principal regional sales agents across China who use over 2,500 sales personnel to cover sales in all regional markets across China. Through these principal regional sales agents, Kelun is able to gain first hand information about local markets which help it formulate and adjust its sale targets and strategies on a timely basis. In addition, Kelun’s established and strong distribution network, combined with its strategy of maintaining production facilities close to its key markets, allows it to achieve a high level of efficiency in the distribution of its products. Kelun’s management believes that Kelun’s significant marketing experience and its established distribution network provide a solid foundation for it to continue to enhance the market awareness of Kelun’s brands and expand the market reach of its products.

Strong research and development team — Kelun’s management believes that Kelun employs an effective market-oriented research and development strategy, which has provided it with an orderly and commercially targeted product pipeline. Kelun’s wholly-owned research institute, Kelun Pharma Research, focuses exclusively on research and development. Prior to commencing any research and development project, Kelun performs thorough market analysis to determine market potential and opportunities and focuses on developing pharmaceuticals that have potential for gaining widespread market acceptance or are the first generic version on the market. By combining its in-house expertise and collaborating with leading universities and research institutions in China, Kelun has been able to successfully develop and market a wide range of commercially successful IV solution products in the PRC. In addition, Kelun has several new product candidates that Kelun plans to market between 2007 and 2009. These product candidates include its own proprietary innovative IV solution products such as huangqizaogan injectable solution (a traditional Chinese herb solution for treating cardiovascular diseases), hydroxyethyl starch (200/0.5) (an artificial plasma), sodium lactate kinger’s injectable solution (a basic electrolyte solution) and azdlnidipine tablets for treating hypertension. Kelun’s management believes its strategies of focusing on acquiring or licensing product candidates as well as developing its own innovative products will continue to provide it with a healthy pipeline of pharmaceutical products and contribute to its long-term growth. Kelun currently has 69 new products in its development pipeline for which SFDA approval is pending.

High volume, low cost leader — With the largest market share in the IV solution market in China in terms of units produced, which Kelun believes is approximately twice that of the number two manufacturer of IV solution products in China, Kelun enjoys significant economies of scale in comparison to its competitors. Leveraging its leading position, Kelun also enjoys preferential pricing from many of its suppliers which has allowed the company to achieve higher margins while keeping its products price competitive. These factors enable Kelun to be a price leader in China while maintaining its profitability.

Stringent quality control measures — Kelun places strong emphasis on product quality, and its quality system imposes stringent controls on finished products and raw materials as well as work-in-progress throughout the production process. In developing its products, Kelun follows the pharmaceutical development guidelines (also known as Q8) of the International Conference on Harmonisation (ICH), an international organization whose purpose is to globally standardize the regulatory and scientific aspects of clinical research, drug development and pharmaceutical product registration. At the design stage for each of its products, Kelun collects clinical testing and manufacturing information relating to product quality and takes this information into account in its design of the product. Throughout the lifecycle of the development and manufacture of a product, Kelun monitors and controls product quality through a company-wide quality control system which consists of a product quality control center at Kelun’s headquarters in Chengdu as well as quality control divisions in each Kelun subsidiary which is engaged in pharmaceutical production. Kelun and its subsidiaries, in aggregate, have approximately 400 quality control personnel. Kelun’s management believes that its stringent quality controls enable Kelun to supply products with consistently high quality to meet market requirements, which helps to promote the Kelun brand within the PRC for further expansion within the industry.

Wide application of and continuing demand for Kelun’s IV solution products — IV solutions constitute one of the types of pharmaceutical products most frequently used by hospitals, clinics and other healthcare facilities in treating patients. The PRC market for IV solutions has been growing in the past three years, and Kelun’s management believes that such growth will continue for the foreseeable future given the potential increase of nationwide healthcare expenditures which is driven by the growth of China’s overall economy, increase in the central government’s healthcare investment in the rural markets and increase in China’s aged population. In addition, Kelun’s broad range of IV solution products has a large number of applications, which contributes to its growth. Moreover, Kelun’s management further believes that its IV solution products using its patented upright-standing PP soft bags have strong growth potential because of their advantageous features over other IV solution products which use more traditional forms of IV solution packages. Kelun’s management believes that China’s IV solution market will follow the international market trend of replacing glass bottles with plastic bags for IV solution products. Kelun began to market and sell IV solution products using its patented upright-standing PP soft bags in June 2006. Kelun’s management believes that the market trend toward greater demand for plastic bottles and upright standing PP soft bags will continue to assist Kelun in expanding its market share in the IV solution market in the PRC.

Kelun’s Strategies

Kelun’s overall business objective is to enhance and extend its leading position as the largest manufacturer of IV solution products in the PRC in terms of units produced. To achieve this goal, the management of Kelun has formulated the following principal business strategies:

Expand branded generic therapeutic IV solution products business — Kelun plans to expand its range of branded generic therapeutic IV solution products. In particular, it plans to focus on offering generic pharmaceutical products, such as IV solutions containing antibiotic drugs, that have higher value and higher profit margins than electrolyte and acid-based balancing base solutions.

Diversify into complementary pharmaceutical product offerings — Kelun plans to supplement its development of branded generic therapeutic IV solution products and other pharmaceutical products in China, with increasing efforts in the research and development of its own innovative proprietary pharmaceutical products. Kelun started its operations in 1996 and has established its own research and development capabilities for the development of generic IV solution products based on the formula acquired from unrelated third parties. Kelun’s management believes this strategy has allowed Kelun to achieve significant growth in the past. However, generic IV solution products are not protected by patents and may only enjoy a relatively short production exclusivity period, if any. As the Chinese pharmaceutical market continues to grow, Kelun has in recent years increased, and plans to continue to increase, its efforts in developing its own proprietary innovative pharmaceutical products, including IV solution products, which Kelun’s management believes can maximize Kelun’s growth and profitability in the long-term. Through development of these pharmaceutical products, Kelun can leverage its access to the relatively inexpensive research and development and clinical trial costs in China, as well as its marketing, branding and distribution capabilities. To date, it has successfully developed a number of new pharmaceutical products, including drugs for the treatment of fatty liver, certain types of cancer, hypertension, and cardiovascular and cerebrovascular diseases, and has filed patent applications for these products in China. Kelun’s management believes the research and development of innovative products that have a high potential for commercialization, together with its continued focus on generic IV solution products and other pharmaceuticals, will enable it to maximize economic returns from its overall research, development and marketing efforts and to grow its business.

Maintain low cost leadership position by expanding capacity and increasing automated manufacturing technology and geographic reach across China — The management of Kelun believes that keeping Kelun’s production costs at a level lower than what it believes is the industry average has contributed to Kelun’s growth in the past. In order to remain competitive in the China market and achieve sustainable growth, Kelun will continue to focus on maintaining a competitive cost base by adding new production lines and increasing its automated manufacturing technology to enhance its economies of scale and production efficiency. Kelun also plans to expand its network of strategically located production facilities, which enables Kelun to reduce its logistic and transportation costs and facilitate Kelun’s growing geographic reach across China.

Expand through acquisitions — In addition to developing organically, Kelun plans to continue to acquire production facilities that complement its expansion strategies and are located close to growing markets. Kelun also plans to acquire late-stage clinical products, technologies or suitable businesses that complement its existing products or products under development. Kelun intends to screen acquisition opportunities by focusing on production facilities properly licensed with adequate production capacity and fundamental quality control systems that can be effectively integrated into Kelun’s operations using its existing personnel. Kelun’s management believes that Kelun’s successful past acquisition experience, its relationships with many industry participants and its knowledge of, and experience in, the pharmaceutical market in China will assist Kelun in making acquisition decisions.

Develop collaborative research, development and marketing relationships with third parties — Kelun plans to continue to develop collaborations with both domestic and international pharmaceutical and biotechnology companies and research institutions to develop and market new pharmaceuticals in China by leveraging its clinical trial experience, marketing expertise, extensive distribution network and understanding of the Chinese pharmaceutical market. Kelun currently has collaborative relationships with Shenyang Pharmaceutical University, the College of Pharmacy of Sichuan University and Sichuan Industrial Institute of Antibiotics. Kelun’s management believes that such collaborations will enable Kelun to gain know-how and experience, further strengthen its research and development capabilities and expand its product portfolio and development pipeline.

Create Brand Loyalty by Providing Specialty Services — Kelun has commenced providing, free of charge, to large hospitals, which have a large purchase volume of Kelun’s IV solution products, its specialized PIVAS, whereby a team of Kelun-trained technicians mix, dispense and label for patient specific and anticipatory IV infusion prescriptions by following strict procedures related to the stability of the fluid mixtures, sterility, solubility of added ingredients, considerations of incompatibilities, storage and proper labeling. Kelun has started to provide PIVAS to a number of large hospitals in Yunnan, Hubei and Jiangsu provinces and the city of Chongqing, and plans to provide this service to other large hospitals across China in order to promote its IV solution products. Kelun’s management believes that this value-added service will not only enable Kelun to meet the demand for better medication services among the increasingly wealthy and urban population in China, but will also help boost and sustain the sales of Kelun’s IV solution products in China’s high-end market and maintain brand loyalty to its IV solution products.

Expand international sales — In addition to the sale of its products in China, Kelun also has limited export sales to Kazakstan, Myanmar, Mongolia, Malawi, Thailand and Tanzania. To complement its growth in China’s domestic market, Kelun plans to leverage its leading quality and low cost position in China to enter other large markets such as the United States and Southeast Asian countries.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Share purchase agreement, dated May 28, 2007, by and among Shanghai Century, Kelun and the Kelun Shareholders.

99.1	Press release, dated May 29, 2007, relating to the Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHANGHAI CENTURY ACQUISITION CORPORATION

By:	/s/ Franklin D. Chu
Franklin D. Chu
Co-Chief Executive Officer

Dated: May 29, 2007